UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report
(Date of Earliest Event Reported):
May 28, 2009

New Jersey	Commission File Number	21-0419870
State of Incorporation	1-3822	I.R.S. Employer Identification No.
One Campbell Place
Camden, New Jersey 08103-1799
Principal Executive Offices
Telephone Number: (856) 342-4800
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-(c))

Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Item 9.01 — Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Exhibit 3

Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 5.02(d) On May 28, 2009, the Board of Directors of Campbell Soup Company increased the size of the Board to 15 members and elected William Perez as a director, effective June 1, 2009.
Mr. Perez served as President and Chief Executive Officer of Wm. Wrigley Jr. Company from October 2006 to October 2008. Prior to his position at Wrigley, he was President and CEO of Nike, Inc. from 2004 to 2006. He began his career in 1970 at S.C. Johnson & Son, Inc., where he held numerous roles, including CEO from 1996 to 2004. Mr. Perez currently serves as a director of the Johnson & Johnson Company, and has previously served on the boards of Wrigley, Hallmark Cards, Kellogg Company, Nike, May Co., and S.C. Johnson & Son.
Mr. Perez will be paid in accordance with the terms described in the section titled “Director Compensation” that begins on page 46 of Campbell Soup Company’s proxy statement that was filed with the Securities and Exchange Commission on October 9, 2008.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On May 28, 2009, the Board of Directors of Campbell Soup Company approved an amendment to Article II, Section 1 of the company’s By-Laws, effective June 1, 2009, to change the size of the Board from 14 to 15 directors. A copy of the By-Laws, as amended, is filed as Exhibit 3 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01 — Financial Statements and Exhibits
(d)	Exhibits
3	By-Laws of the Registrant, effective June 1, 2009.

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMPBELL SOUP COMPANY (Registrant)
Date: June 1, 2009	By:	/s/ John J. Furey
John J. Furey
Vice President and Corporate Secretary

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EXHIBIT INDEX

Exhibit No.	Description

3	By-Laws of the Registrant, effective June 1, 2009.